Exhibit 99.1

Sidus Space Expands Board with Appointment of Leonardo Riera, a 35-Year Finance Industry Veteran

CAPE CANAVERAL, Fla., April 6, 2023 – Sidus Space, Inc. (NASDAQ:SIDU), a Space and Defense-as-a-Service satellite company focused on mission-critical hardware manufacturing; multi-disciplinary engineering services; satellite design, production, launch planning, mission operations; and in-orbit support, announced the appointment of Leonardo Riera to its Board of Directors.

Riera brings more than 35 years of experience in investment banking and fund management to Sidus Space. During his accomplished career, Riera served as a Consultant for McKinsey & Co, as Head of a Mergers & Acquisitions unit for Citicorp Investment Bank, was the Country Head for Bankers Trust in Venezuela for over 10 years, and subsequently worked in fund management with Intl Consilium and as an entrepreneur.

Riera, who has served on the boards of many private and public companies, currently serves on the Boards of Directors of Vaya Space, Inc. and of FenixOro Gold, where he also chairs the Audit Committee. Riera was elected President of the Banking Association of Venezuela three times and was elected to the Venezuelan Congress and served in the Finance Commission of the House. As a financial expert, Riera has worked with multiple federal agencies and was granted knighthood as a Knight of Malta at a ceremony held at the Vatican. Riera has an MBA from the Wharton School of Business at the University of Pennsylvania and finished the Strategic Valuations Course for Senior Executives at Harvard Business School.

“We are thrilled to welcome Leo to our Board of Directors,” said Carol Craig, Sidus Space Founder and CEO. “He brings a wealth of experience in financial services, mergers & acquisitions, and corporate governance that will be invaluable as we continue to grow and expand our business.”

“I am honored to join the Sidus Space team,” said Riera. “The company has an extraordinary reputation for innovation and excellence, and I look forward to supporting their growth journey.”

About Sidus Space

Sidus Space (NASDAQ: SIDU), located in Cape Canaveral, Florida, operates from a 35,000-square-foot manufacturing, assembly, integration, and testing facility focused on commercial satellite design, manufacture, launch, and data collection. The company’s rich heritage includes the design and manufacture of many flight and ground component hardware and systems for various space-related customers and programs. Sidus Space has a broad range of Space-As-a-Service offerings including space-rated hardware manufacturing, design engineering, satellite manufacturing and platform development, launch and support services, data analytics services and satellite constellation management.

Sidus Space has a mission of Bringing Space Down to Earth™ and a vision of enabling space flight heritage status for new technologies while delivering data and predictive analytics to domestic and global customers. Any corporation, industry, or vertical can start their journey off-planet with Sidus Space’s rapidly scalable, low-cost satellite services, space-based solutions, and testing alternatives. More than just a “Satellite-as-a-Service” provider, Sidus Space is a trusted Mission Partner–from concept to Low Earth Orbit and beyond. Sidus is ISO 9001:2015, AS9100 Rev. D certified, and ITAR registered.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2022, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations

Dave Gentry

RedChip Companies Inc.

SIDU@redchip.com

1-800-RED-CHIP (733-2447)

Or 407-491-4498

Heather Crowell

Executive Vice President

Gregory FCA

heather@gregoryfca.com

321-450-5633 x407

Media Contact

Katie Kennedy

Senior Vice President

Gregory FCA

katiek@gregoryfca.com

1-610-731-1045

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